Exhibit 99.1
Cycurion CEO Outlines Predictive Intelligence Strategy and Path Forward in Letter to Shareholders
October 20, 2026
MCLEAN, Va., Oct. 20, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc., a Delaware corporation (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading AI-driven, tech-enabled cybersecurity solutions provider, today releases the following Letter to Shareholders from Kevin Kelly, Chairman and Chief Executive Officer of the Company.
Dear Fellow Shareholders,
First, thank you. I know how hard this period has been for our shareholders. I’ll come back to that, because it matters.
Many of you have reached out with questions, feedback and encouragement. I’ve read it. We’ve listened. And one question keeps coming up: we’ve regained Nasdaq bid-price compliance. What comes next?
Fair question. My answer is that we have to turn the foundation we’ve built into a stronger business, including more revenue, a better mix of products and services, and improved margins and cash generation. That’s the work ahead.
Let’s be honest. Much of the last few months has been spent working through inherited obligations and strengthening the organization. That work continues, and, alongside, we’ve assembled a team of former U.S. Intelligence Community professionals and private-sector cyber experts, including experienced technology and product leaders who have built, developed and successfully launched products. They had other options. They chose to join Cycurion because they believe in the opportunity to build a differentiated cybersecurity platform and create long-term value. We now have that expertise inside the Company.
Our October 14 announcement explains where we’re headed: predictive intelligence. This letter is my explanation of what that means, how we intend to put it to work, and what you should watch next.
What is predictive intelligence?
Picture this: you know someone wants to break into your house. You have locks on the doors and windows. Good. You have an alarm. Good. But wouldn’t you rather stop them before they ever step onto your property? That’s the idea: spot the intruder while they’re still on the street.
We study a client’s environment the way an attacker would. We connect threat intelligence with the client’s systems, vulnerabilities and operations to help find and address threats before they become disruptions. That is offense-informed defense, and predictive intelligence is how we aim to put it to work. It helps clients answer a practical question: where should we focus our people and our cybersecurity dollars first?
We deliver cybersecurity services to clients today. Certain new predictive capabilities are in beta testing with several organizations ahead of their planned release. For shareholders, the opportunity is to bring these capabilities to existing clients, win new customers, and grow a product business alongside our services. Here’s how the pieces fit together.

Why government? A foundation and room to grow
State and local governments are home turf. We have a long record of serving agencies across several states. That record is a strong foundation, but it’s only the starting point. We believe our new products and capabilities can help us expand into additional states and agencies that can’t afford a disruption in service.
On the federal side, we’ve brought on seasoned professionals from the Intelligence Community and the Special Operations community, people who understand what it takes to protect those who protect us. Our federal contracts are housed in two of our companies, Axxum and Cloudburst, and the depth of this team’s experience positions us to pursue federal contracts more aggressively.
Why commercial? Margins and expansion
Small and midsize businesses increasingly know they need cybersecurity. Then come the questions. What do we buy? Who do we call? Where are we actually exposed?
We want to help them find the broken lock. Predictive intelligence is designed to identify and prioritize the risks specific to their business. We’re starting with financial services and healthcare, where sensitive information and continuity of operations are central to what clients do.
Why commercial? Commercial sales cycles can often be shorter than government procurement cycles, allowing us to respond more quickly to customer demand and market opportunities. We can combine our services with differentiated products. And we believe that mix can support higher margins as we expand. The business case is straightforward: help clients solve a problem they understand, earn their trust, and grow the work we do with them.
Where does Digital Ally fit? Relationships we can build on
The acquired Digital Ally Video Solutions business brings relationships with more than 800 police departments, municipalities and public safety agencies. These organizations use technology to capture, transmit and store sensitive evidence. Those systems need protection.
We plan to introduce our cybersecurity products and services alongside the video technologies these clients already use. Predictive intelligence can help them understand where their systems are exposed and what to address first. That creates a cross-selling opportunity across an established customer base, although successful adoption will depend on customer needs, budget priorities and implementation timing.
Now we have to earn additional business and turn that opportunity into revenue.
Why products? Scale and higher margins
Today, approximately 80% of our business is services. Those engagements give us close client relationships and a practical understanding of their needs. Products give us a way to take that expertise further.
Services often require more people as engagements grow. A product can carry a capability across many customers, supported by our services. Development, sales and support require investment, but we believe a larger product contribution can improve our margins over time.
This is where our technology and product hires matter. Our Chief Product Officer and Chief Technology Officer bring significant experience developing and launching products, along with deep knowledge of offensive cybersecurity. They know how attackers think and what it takes to turn an idea into something customers use and pay for. That combination is now part of Cycurion.

Predictive intelligence runs through the roadmap we announced on October 14:
•Targeting in the coming weeks: an AI-driven security operations capability.
•Targeting this quarter: an enhanced release of Panoptic as a web application.
•Targeting early 2027: a unified predictive intelligence platform.
These are planned release windows and remain subject to development, testing, customer feedback, regulatory considerations and other factors. We’ll announce names, availability and packaging as the capabilities move to release. Our team’s experience matters, but the test is delivery and adoption by paying customers.
What about dilution?
I’ll be direct: dilution hurts, and it affects all of us who own this stock. Like many companies at our stage, we expect to continue to rely on outside capital, and future financings may be dilutive.
When we raise capital, we work to choose the best option realistically available for the company and for shareholders, taking into account liquidity needs and existing obligations. We will disclose financing transactions as required. Over time, our goal is to build results that give us access to more conventional, less dilutive financing. We’re all in this together, and I’d rather be honest about the trade-off than pretend there isn’t one.
What about Nasdaq?
As announced on October 2, 2026, we regained Nasdaq’s minimum bid-price compliance following the reverse split and the qualifying bid-price period. We remain subject to continued listing requirements and a Discretionary Panel Monitor through October 1, 2027. During that monitor, a failure to meet a continued listing requirement would result in a delisting determination without additional cure time from Nasdaq staff; we could request a hearing.
Maintaining our listing remains a priority. That requires attention to governance, reporting, financial and other applicable requirements. Business growth alone does not guarantee a particular stock price or continued listing.
What should shareholders watch next?
Government gives us a foundation. Commercial offers expansion and margin opportunities. Products offer scale. Digital Ally gives us additional relationships to build on. Predictive intelligence connects the plan.
Judge our progress by what we deliver: products released, customers adopting them, contracts translating into reported revenue, and improvements in margins and cash generation. We believe these are among the more meaningful indicators of whether our strategy is creating sustainable value over time.
You will hear from us more often, including a brief monthly shareholder update alongside our quarterly results. We’ll aim to make it clearer what has been delivered, what remains in development, and how the business is performing.
Finally, I want to acknowledge what shareholders have been through. Calling this a challenging period doesn’t fully capture it. There have been significant setbacks, uncertainty, frustration and financial consequences. I recognize that, and I know a thank-you alone isn’t enough. You deserve clear answers and progress you can see.
We have more work to do. We also have experienced people, client relationships to build on and a clear direction. I’m optimistic about the opportunity ahead. My responsibility is to put those strengths to work, turn the plan into results, and keep you informed along the way.
Thank you for your continued engagement and for holding us accountable.

Sincerely,
L. Kevin Kelly
Chairman and Chief Executive Officer
Cycurion, Inc.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, Cycurion Innovation, Inc., and Cycurion Digital Ally. Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business, the Company’s strategy and vision, and the development, timing, performance, and benefits of the capabilities described in this press release.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated development, capabilities, performance, and benefits of the AI-driven security operations capability, the enhanced Panoptic web application, and the unified predictive intelligence platform; the expected timing of their release, including in the coming weeks, this quarter, and early 2027; the ability of those capabilities to scale to organizations of all sizes and to improve as data sources, clients, and engagements are added; the timing of future announcements regarding names, availability, and packaging; the markets the Company intends to serve; the intended measure of disruption avoided; and other statements that are not historical facts. Words such as “aim,” “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “intended to,” “designed to,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: delays in, or changes to, the development, testing, or release of the capabilities described in this press release; development and integration risk; the risk that those capabilities, including their AI models and predictive outputs, do not perform as designed or as accurately as anticipated; dependence on third-party technology, data sources, and integration partners; the Company’s ability to fund development and commercialization; the Company’s ability to attract and retain key personnel, including its newly assembled team; client adoption and market acceptance of a predictive approach to cybersecurity; competition; government contracting and certification requirements; cybersecurity incidents affecting the Company or its clients; the outcomes of the Company’s investigations; any potential legal proceedings; and the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com
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